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EXHIBITS

                                            MOEN AND COMPANY
                                         CHARTERED ACCOUNTANTS

MEMBER:
Canadian Institute of Chartered Accountants                               SECURITIES COMMISSION BUILDING
Institute of Chartered Accountants of British Columbia                      PO BOX 10129, PACIFIC CENTRE
Institute of Management Accountants (USA) (From 1965)               SUITE 1400 - 701 WEST GEORGIA STREET
                                                                             VANCOUVER, BRITISH COLUMBIA
REGISTERED WITH:                                                                          CANADA V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)                       TELEPHONE:  (604) 662-8899
Canadian Public Accountability Board (CPAB)                                         FAX:  (604) 662-8809
Canada  - British Columbia Public Practice Licence                              EMAIL:  MOENCA@TELUS.NET
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Exhibit 15.1
INDEPENDENT ACCOUNTANTS' REVIEW REPORT


Board of Directors and Stockholders
HuBei Pharmaceutical Group, Ltd.
(A Nevada Corporation)

We have reviewed the accompanying Consolidated Balance Sheets of HuBei Pharmaceutical Group, Ltd. (A Nevada Corporation) as of April 30, 2004 and April 30, 2003, and the related Consolidated Statements of Operations, Retained Earnings, Cash Flows and Changes in Stockholders' Equity for the three month period then ended in accordance with Statements on Standards for Accounting and Review Services issued by the America Institute of Public Accountants. All information included in these Consolidated Financial Statements is the representation of HuBei Pharmaceutical Group, Ltd.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the Consolidated Financial Statements taken as a whole. Accordingly, we do not express such an opinion.

On the basis of our review, we are not aware of any material modifications that should be made to the accompanying Consolidated Financial Statements in order for them to be in conformity with United States generally accepted accounting principles (GAAP).



                                       "Moen and Company"

                                             ("Signed")

                                                   Chartered Accountants

Vancouver, British Columbia, Canada
June 18, 2004


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